[GRAPHIC OMITTED]

                                                       N-SAR Item 77Q(1) Exhibit

     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Adjustable Rate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      51,761,015        0.35             218,372,595       9.63


     Class B      22,211,426        0.27             98,236,495        9.63


     Class C      64,411,051        0.27             293,454,575       9.63


     Class I      53,511,855        0.37             283,881,042       9.63


     Class IS     35,231,464        0.35             155,488,562       9.63





     Evergreen Limited Duration Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      159,508        0.38             614,159              10.49


     Class B      154,454       0.29             834,127             10.49


     Class C      500,460       0.29             2,617,102         10.49


     Class I      17,648,302        0.39             42,514,407        10.49


     Class IS     1,311,282         0.36             3,482,766         10.49





     Evergreen Short Intermediate Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,906,393         0.27             14,842,855        6.33


     Class B      714,508        0.22             3,355,598         6.33


     Class C      1,330,780         0.22             6,306,658         6.33


     Class I      43,576,665        0.28             181,605,377       6.33


     Class IS     948,831        0.27             3,081,480         6.33